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                                                               Exhibit (d)(6)(b)


  OHIO NATIONAL FUND, INC. - BLUE CHIP PORTFOLIO AND HIGH INCOME BOND PORTFOLIO

                       AMENDMENT TO SUBADVISORY AGREEMENT
                         Effective as of January 1, 2004

     THIS AMENDMENT is made part of the Subadvisory Agreement dated as of May 1, 1998 (the "Agreement") for the Blue Chip Portfolio ("BCP") and the High Income Bond Portfolio ("HIBP"), each a series of OHIO NATIONAL FUND, INC. (the "Company"), between OHIO NATIONAL INVESTMENTS, INC. (the "Adviser"), and FEDERATED INVESTMENT COUNSELING, a Delaware statutory trust (the "Subadviser"), and is consented to by FEDERATED EQUITY MANAGEMENT COMPANY OF PENNSYLVANIA, a Delaware statutory trust ("FEMCOPA"), and FEDERATED INVESTMENT MANAGEMENT COMPANY, a Delaware statutory trust ("FIMCO");

     WHEREAS, as part of an internal reorganization, the Subadviser wishes to transfer to FEMCOPA the portion of its mutual fund investment advisory business relating to BCP and to transfer to FIMCO the portion of its mutual fund investment advisory business relating to HIBP and is asking the Company and the Adviser to agree to amend the Agreement so that Subadviser's rights and responsibilities with respect to BCP are transferred to FEMCOPA and Subadviser's rights and responsibilities with respect to HIBP are transferred to FIMCO (the "Transfers");

     WHEREAS, the Company is registered with the Securities and Exchange Commission as an investment company under the Investment Company Act of 1940 (the "1940 Act");

     WHEREAS, FEMCOPA, FIMCO and Subadviser are each wholly owned by FII Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of Federated Investors, Inc., a Pennsylvania corporation, and thus FEMCOPA, FIMCO and Subadviser are under common control;

     WHEREAS, all of the persons who will serve as the Trustees of FEMCOPA and FIMCO immediately after the Transfers are persons who have served as Trustees of Subadviser prior to the Transfers;

     WHEREAS, the personnel who perform the services required of the Subadviser under the Agreement will continue to perform the same services after the Transfers;

     WHEREAS, the Transfers in and of themselves will not result in a change in the fees or reimbursements required to be paid under the Agreement;

     WHEREAS, in view of the foregoing, the Transfers should not constitute an assignment of the Agreement within the meaning of the 1940 Act and Rule 2a-6 thereunder; and

     WHEREAS, the Company's Board of Directors has approved this amendment to the Agreement;

     NOW, THEREFORE, in consideration of the mutual premises and covenants set forth herein, the parties hereby agree as follows:

     1. Effective January 1, 2004 (the "Effective Date"),

          (a) the Subadviser will transfer to FEMCOPA all of its rights and responsibilities under the Agreement relating to BCP, and FEMCOPA will assume such rights and responsibilities of the Subadviser, subject to the terms of the Agreement;




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          (b) the Subadviser will transfer to FIMCO all of its rights and responsibilities under the Agreement relating to HIBP, and FIMCO will assume such rights and responsibilities of the Subadviser, subject to the terms of the Agreement; and

          (c) Subadviser shall be relieved of all of its rights and responsibilities under the Agreement.

     2. All other provisions of the Agreement shall remain in full force and effect.

     3. The Company, the Adviser, the Subadviser and FIMCO each represents and warrants that it possesses the requisite power and authority to enter into and perform its obligations under this amendment.

     4. FEMCOPA represents and warrants that it possesses the requisite power, and authority to enter into and perform its obligations under this amendment, subject to the effectiveness of its registration with the U.S. Securities and Exchange Commission as an investment adviser pursuant to the Investment Advisers Act of 1940.

     5. The Subadviser, FEMCOPA and FIMCO together represent and warrant that the Transfers of the Agreement will not constitute an assignment of the Agreement within the meaning of the 1940 Act.

     6. This Amendment shall not be effective for any purpose unless and until:

          (a) FEMCOPA's registration with the U.S. Securities and Exchange Commission as an investment adviser pursuant to the Investment Advisers Act of 1940 shall have become effective; and

          (b) the reorganization resulting in the transfer of the portions of Subadviser's mutual fund investment advisory business relating to the Agreement to FEMCOPA and FIMCO shall have occurred.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be duly executed by their respective officers thereunto duly authorized.


OHIO NATIONAL INVESTMENTS INC.                   OHIO NATIONAL FUND, INC.



By: s/ Christopher A. Carlson                    By: s/ John J. Palmer
    --------------------------------                 ---------------------------

Title: President                                 Title: President
       -----------------------------                    ------------------------

Date: December 16,           2003                Date: December 16,       2003
      ------------------------------                   -------------------------




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FEDERATED INVESTMENT COUNSELING                  FEDERATED EQUITY MANAGEMENT
                                                 COMPANY OF PENNSYLVANIA



By: /s/ John B. Fisher                          By: /s/ Keith Schappert
    --------------------------------                 ---------------------------

Title: President                                Title: CEO/President
       -----------------------------                   -------------------------

Date: December 10,          2003                Date: December 15,        2003
      ------------------------------                  --------------------------



FEDERATED INVESTMENT MANAGEMENT
COMPANY



By: /s/ Keith Schappert
    --------------------------------

Title: CEO/President
       -----------------------------

Date: December 15,            2003
      ------------------------------





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